Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vantage Drilling International

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2017, relating to the consolidated financial statements of Vantage Drilling International (formerly known as Offshore Group Investment Limited) (the “Company”), which is incorporated by reference in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

May 26, 2017